POWER OF ATTORNEY





The undersigned, Joel Seligman, hereby appoints each of Patrick M. Sheller, Susan M. Wylie and Joyce P. Haag, individually, his attorney in fact to:

(1) execute for the undersigned, in the undersigned's capacity as an officer of Eastman Kodak Company (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	execute for the undersigned, in the undersigned's capacity as an officer of the Company Form 144 in accordance with the Securities Exchange Act of 1934 and the rules thereunder;

(3)	perform any and all acts for the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or Form 144 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his or her discretion.

The undersigned hereby grants to his attorney in fact full power and authority to do anything that is necessary or desirable in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of June, 2009.



/s/Joel Seligman



Sworn to before me this
17 day of June, 2009
Lorrie Manioci
Notary Public
No.  01MA6089313
Qualified in Monroe County
My Commission expires March 4, 2011


poweratt.doc


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